UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On November 14, 2016, Malibu Boats, LLC (“Malibu Boats”), an indirect, wholly owned subsidiary of Malibu Boats, Inc. (the “Company”), entered into an engine supply agreement (the “Engine Supply Agreement”) with General Motors LLC (“GM”) for the supply of engines to the Company for use in its performance sports boats beginning as early as model year 2019 through model year 2023. Malibu Boats will be solely responsible for integrating the engines for marine use. Malibu intends to continue to purchase engines from its two current suppliers for at least model years 2017 and 2018. The entry into the Engine Supply Agreement is a further step in the Company’s vertical integration strategy, which saw the Company integrate the manufacturing of its own trailers with model year 2016 boats.
Pursuant to the Engine Supply Agreement, Malibu Boats will submit purchase orders for engines to GM and, so long as Malibu Boats is not in breach of the Engine Supply Agreement, GM will deliver engines pursuant to the purchase orders. No minimum amount of engines is required to be ordered by Malibu Boats and the parties must discuss any potential capacity increases above 7,000 engines annually.
The Engine Supply Agreement will expire on November 14, 2023, unless terminated earlier by either party as permitted under the terms of the Engine Supply Agreement. GM may terminate the Engine Supply Agreement due to market conditions with at least eighteen (18) months’ advanced written notice. Either party may terminate the Engine Supply Agreement as a result of a change of control of Malibu Boats with at least eighteen (18) months’ advanced written notice. A change of control is defined as the acquisition by any person or group of related persons, directly or indirectly, of more than 50% of the total voting power of Malibu Boats. Either party may also terminate the Engine Supply Agreement due to breach of the other party upon written notice and after providing 60 days to cure any breach. GM may also suspend engine deliveries to Malibu Boats in the event of a force majeure, as defined in the Engine Supply Agreement.
GM will provide up to a one year warranty on the engines supplied to Malibu Boats and Malibu Boats will agree to indemnify GM for claims and costs arising from or relating to the engines resulting from Malibu Boat’s actions.
Item 7.01. Regulation FD Disclosure.
On November 14, 2016, the Company issued a press release announcing its entry into the Engine Supply Agreement with GM. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the presentation that the Company intends to use in its discussion of the engine vertical integration initiative with investors is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 7.01 and the related Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.
Forward Looking Statements
This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K regarding the Company’s intention to purchase engines from its current engine suppliers and GM.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for the Company’s products, changes in consumer preferences, competition within the Company’s industry, the Company’s reliance on its network of independent dealers, the Company’s ability to manage its manufacturing levels and its large fixed cost base, the successful introduction of the Company’s new products and other factors affecting the Company detailed from time to time in its filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that its expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation (and it expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 14, 2016
Exhibit 99.2	Presentation on Engine Vertical Integration Initiative

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

		By:	/s/ Jack Springer
Date:	November 14, 2016		Jack Springer
Chief Executive Officer